          Consent of Independent Registered Public Accounting Firm

We  consent  to the  reference  to our firm  under the  captions  "Financial
Highlights" and  "Independent  Registered  Public  Accounting Firm and Legal
Counsel"  and to the use of our report  dated May 19,  2005  included in the
Statement of Additional  Information of this  Registration  Statement  (Form
N-2 No.  333-124254  and  811-10537) of  Oppenheimer  Tremont Market Neutral
Fund, LLC.

/s/ ERNST & YOUNG LLP
----------------------

ERNST & YOUNG LLP

New York, New York
July 25, 2005